EXHIBIT D
                                ---------

                     Internet CallCenter Pte Ltd.
                         Financial Statements
                             (Unaudited)

                  Balance Sheet as of October 31, 2000

                     (stated in Singapore Dollars)

                           BALANCE SHEET

NON-CURRENT ASSETS
   Intangible Assets                       S$ 11,066.370.00
   Investments                                   497,727.00
   Fixed Assets - net of Depreciation            423,698.00
                                              -------------
TOTAL NON-CURRENT ASSETS                      11,987,795.00
                                              -------------
CURRENT ASSETS
   Cash & Bank Balances                            3,323.53
   Trade Debtors                                  73,070.25
   Other Trade Debtors and Prepayments             2,256.63
                                              -------------
TOTAL CURRENT ASSETS                              78,650.41
                                              -------------

TOTAL ASSETS                                S$12,066,445.41
                                              =============

CURRENT LIABILITIES
   Trade Creditors                          S$        --
   Other Creditors and Accruals                  660,350.79
                                              -------------
TOTAL CURRENT LIABILITIES                        660,350.79
                                              -------------

LONG TERM LIABILITIES
 Total Long Term Liabilities                          --
                                              -------------

TOTAL LIABILITIES                                660,350.79
                                              -------------
SHAREHOLDERS' EQUITY
   Capital                                    13,219,000.00
   Accumulated Loss                           (1,812,905.38)
                                              -------------

TOTAL SHAREHOLDERS EQUITY                     11,406,094.62
                                              -------------

TOTAL LIABILLITIES & SHAREHOLDERS' EQUITY   S$12,066,445.41
                                              =============
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Profit and Loss Accounts for the month of October, 2000, and from the period
January 2000 through October 31, 2000.
                                                         January 2000
                                        Month of           to October
                                        October 2000             2000
INCOME                                  ------------    --------------
 Total Income                          S$ 385,520.54   S$   637,932.28

 Total Direct Costs                        30,989.81        246,346.09
                                        ------------    --------------

GROSS PROFIT                              354,530.73        391,586.19
                                        ------------    --------------
TOTAL EXPENSES (Including
Amortization and Depreciation)            153,957.36      2,204,491.57
                                        ------------    --------------

NET PROFIT/(LOSS) FOR
 THE PERIOD                           S$ 200,573.37    S$(1,812,905.38)
                                        ===========      =============